Exhibit 10.11

Lease

This Lease has been entered in Xinxiang, Henan on September 1, 2016 by and between Parties listed below:

Lessor: Wang Xiaohai

Address: ******************

ID Card No.: ******************

Lessee: Reed (Xinxiang) Road Incorporation Ltd.

Address: Guguzhai Industry Agglomeration Zone, Xinxiang County, Henan Province

Legal representative: Zhao Jinye

Each of Lessor or Lessee will be referred to as “the Party / each Party” in the Lease, and Lessor and Lessee will be referred collectively to as the “Parties”.

Whereas,

1. Wang Xiaohai, the Lessor, is the legal owner of the property (see definition in Article 1.2 below) and has rights of possession, use, deriving income and disposal. As of the date of signing the Lease, the Lessor hasn’t set any limitation of rights to the aforesaid property in any form to a third party of any nature.

2. The Lessor is a shareholder of the Lessee. The Lessor agrees to rent the property to the Lessee, and perform responsibilities and receive benefits as the lessor in accordance with the Lease.

3. The Lessee is a limited liability company which was established in accordance with laws and is in good standing. The Lessee agrees to rent the property from the Lessor, perform responsibilities and receive benefits as the lessee in accordance with the agreement.

On the basis of integrity, mutual benefits, and common development, both Parties, after friendly negotiations, have signed the Lease related to matters of the property in accordance with Contract Law of the People’s Republic of China and related laws and regulations on real estate.

Article 1 Lease and Property

1.1 The Lessor agrees to lease the property (see Article 1.2 in the Lease, hereinafter referred to as the “property”) to the Lessee within the term of lease as agreed in the Lease, and the Lessee agrees to lease the property and pay the rent to the Lessor as required by the Lease.

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1.2 The property includes Room 01, Room 02, Room 03, Room 04, Room 05, Room 06, Room 07, and Room 08 located in Floor 11, Building 3 (No. 195 Renmin Road), Jingui Garden, No. 209, Renmin Road with a floor area of 866.02 square meters. The owner of the property is the Lessor, namely Wang Xiaohai, and the property right certificate number of the tenements are: 200934476, 200934505, 200934482, 200934478, 200934479, 200934480, 200934481, 200934477.

Article 2 Lease Purpose and Decoration, Reconstruction of the Property

2.1 The Lessee leases the property of the Lease as offices.

2.2 The Lessor agrees that the Lessee has right to take the property as its own offices or partially sublease the property, which shall not be interfered or hampered by the Lessor.

2.3 The usage of the property, equipment and facilities, auxiliary ground and public conditions by a third party through such forms of joint operation, join venture, cooperation or partial sublease, provided by the Lessee shall all be deemed as the use by the Lessee, and the third party shall have no direct contractual legal relationship with the Lessor. Any damage caused by mistakes of the aforesaid third party to the Lessor or any other third party shall be borne by the Lessee.

2.4 In order to satisfy the office needs of the Lessee, the Lessee has right to conduct some decoration or reconstruction to the property. If there is any content in decoration or reconstruction programs requiring approval by related governmental departments, the Lessee shall be responsible for relevant procedures with necessary assistance from the Lessor, and related fees shall be borne by the Lessee.

2.5 The Lessor promises that the property is applicable for office purpose within the term of Lease, and any reconstruction of the property made by the Lessor shall not harm right to use and interests of the Lessee.

Article 3 Term of Lease

3.1 The term of lease (“term of lease”) shall be 20 years from January 1, 2014 (“lease commencement date”), after the expiration of lease, the Lessee has the priority right to renew the lease.

Article 4 Rent and Payment

4.1 Rent standard: The rent of the property shall be 1,250,000 yuan in total per year. The period from Lhe lease commencement date to the date before the lease commencement date of next year (that is “corresponding date”, for example, if the lease commencement date is January 1, 2014, then the corresponding date shall be December 31, 2014) shall be deemed as the first lease year, and the following lease years shall be calculated in the same manner. Unless otherwise defined, the “year” mentioned in the Lease shall refer to lease year.

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4.2 From the lease commencement date, the rent shall be paid within 10 working days (included) after commencement of the next lease year.

Article 5 Standard and Time of Property Delivery

5.1 The Lessor shall deliver the property as is on the date of commencement of the Lease, and detailed statement shall be deemed as the basis of acceptance of property delivery.

5.2 The Lessor shall make sure the property is complete and equipped with normal usage function.

Article 6 Property Repair and Property Management

6.1 The Lessor shall be responsible for repair and maintenance of main structures of the property and bear all expenses aroused therefrom; however, the Lessee shall be responsible for compensation for damages of main structures of the property caused by mistake, fault or negligence of the Lessee.

6.2 The Lessor shall change any responsible installation engineering of public system, equipment, facility which is legally over the usage life.

6.3 After the commencement of the Lease, the Lessee shall be responsible for maintenance of facilities in the property including fire-fighting equipment, water supply equipment, power supply equipment, gas supply equipment and air conditioning system and bear all expenses arouse therefrom.

Article 7 Energy Supply and Energy Usage Fees

7.1 As the property owner, the Lessor has obligations to maintain the normal supply of water, coal gas, electricity, etc. (except for failure of normal supply of water, coal gas, electricity caused by the Lessee or force majeure) and shall not cut or reduce supply of water, coal gas and/or electricity. If relevant authority of the Chinese government enforces the modification, capacity expansion of relevant energy supply equipment, the Lessor shall be responsible for carrying out relevant modification, capacity expansion as required by the government. However, if modification, capacity expansion, repair for relevant energy supply equipment is required to satisfy the needs of the Lessee, related expanses shall be borne by the Lessee with necessary assistance provided by the Lessor. After the expiration of the term of lease, the Lessee shall not dismantle the aforesaid modified, capacity-expanded energy supply equipment when moving out of the property.

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7.2 During the term of lease, the Lessee shall pay the energy usage fees according to standards approved or confirmed by price competent department of the government as well as numbers displayed in energy measurement devices. The Lessee shall bear related fines for overdue payment of energy usage fees required by energy supply unit.

Article 8 Guarantees from the Lessor

8.1 As the undersigned of the Lease, the Lessor shall hold qualification of rights as principal to sign and continuously perform the Lease.

8.2 The Lessor is the legal owner of the property and has right to lease out the property in accordance with agreements in the Lease; however, the property shall have no such situations which influence continuity and efficiency of the Lease.

8.3 The Lessor shall ensure that there is no transfer agreement or lease agreement which is signed with a third party on the property and is currently effective, and no compulsory measures such as sealing, distraining or supervision according to law which has restriction or prohibition on leasing of property.

8.4 Any activity undertaken by the Lessor and its representative shall have no adverse impact on unobstructive usage of the property. The Lessor shall ensure the Lessee and its employees, customers and sublessee have right to access to the property during term of lease and enjoy conditions and convenience required by subsequent business of the Lessee. No matter whatever the Lessor partially or wholly sells, mortgages the ownership of the property or disposes the property in other manners, corresponding rights and obligations specified in the Lease shall be binding on the assignee or beneficiary of the Lessor.

8.5 The Lessor shall provide related materials and provide related documents as required by the Lessee and ensure materials provided are true, accurate, complete without false records, misleading statements or important omissions.

Article 9 Guarantees from the Lessee

9.1 As the signer of the Lease, the Lessee is organized according to corresponding laws, in good standing, and is qualified to enter into and perform the Lease.

9.2 The Lessee shall make full payment of rent and property management fees (if any) on time as scheduled in the Lease.

9.3 The Lessee shall ensure that the utilities fees are paid in accordance with standards issued or approved by relevant competent government authorities.

9.4 The Lessee shall ensure that the usage of the property conforms to purpose agreed in the Lease without illegal usage of the property or behaviors which may damage basic structures of property or endanger the security of basic structures of property.

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9.5 The Lessee shall provide related materials and documents as required by the Lessor ad ensure materials provided are true, accurate, complete without false records, misleading statements or important omissions.

Article 10 Violation Responsibilities of the Lessor

10.1 During term of the Lease, if there is any accident due to quality problems of main structures of the property which is not caused by the Lessee, damages the Lessee or a third party, or affects normal business activities of the Lessee, the Lessor shall bear all responsibilities.

10.2 If the Lessee could not operate for 30 working days or more due to violation of Lease obligations by the Lessor, the Lessee has right to terminate the Lease and the Lessor shall compensate for all economic losses of the Lessee, including but not limited to residual value in capital investment on fixed assets of the property made by the Lessee.

Article 11 Violation Responsibilities of the Lessee

11.1 If the Lessee violates the Lease and makes late payments, the Lessee shall pay the Lessor liquidated damages of 0.01% of the late payment on a daily basis. If the payment is past due for 90 working days or more, the Lessor has right to terminate the Lease.

11.2 If the Lessee uses the property for illegal activities which cause damages to the Lessor and fails to cure within 90 working days after receiving notice from the Lessor, the Lessor has right to terminate the Lease and the Lessee shall compensate for all economic losses to the Lessor.

11.3 The Lessee shall indemnify the Lessor against any damages to the property due to inappropriate usage.

Article 12 Commencement of the Lease

12.1 The Lease shall be made and come into force after it is signed and sealed by both Parties (the Lessee shall affix the official seal).

12.2 The Lease shall supersede all existing contracts, agreements, summary of conversations, memorandums and other documents signed concerned to lease or usage of the property, and the aforesaid documents shall be invalid after the commencement of the Lease.

Article 13 Modification and Termination of the Lease

13.1 The Lease may be modified or terminated after negotiations between both Parties.

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13.2 If there is any force majeure condition which causes the Lease partially or wholly fails to be performed, the Lease may be modified or terminated. Force majeure refers to unforeseen, unavoidable, and insuperable objective facts.

13.3 Unless otherwise stipulated in the Lease, both Parties agree to terminate the Lease during term of lease without any responsibilities of each Party in the event of the following conditions:

(1) The land use right of the property is taken back by the government due to the government reasons;

(2) The property is lawfully requisitioned for social public interest;

(3) The property is lawfully listed in the dismantlement areas for requirements of city construction;

(4) Serious damages, losses or identification as dangerous property are not caused by both Parties of the Lease or their employees, staffs, agent or contractor.

13.4 As mentioned above in Article 13.3(3) about property in the dismantlement areas for requirements of city construction, the Lessee, as the property user, shall have the remedial rights as provided by lawful and government departments.

13.5 Both Parties, after negotiations, agree that if conditions mentioned above in Article 13.3(4) is fully repaired within 14 working days (including the date of occurrence) after their occurrence and business operation of the property and areas of the property providing services are to be fully repaired within 14 working days (including the date of occurrence) after the occurrence of damages, the Lease may not be terminated.

13.6 Both Parties agree that if any of the following situations occurs and the breaching Party does not cure within 90 working days (including that day) after receiving written notice to cure from the other Party, the non-breaching Party has right to terminate the Lease:

(1) The Lessor changes the zoning of the property and related lands during term of lease and the Lessee fails to continue to use the property legally;

(2) The Lessor fails to perform its obligations stipulated in the Lease and the normal use of the property of the Lessee is seriously affected;

(3) The Lessor changes structures of the property without consent of the Lessee and the normal use of the property of the Lessee is affected;

(4) If there are other factors attributed to the Lessor, the Lessee is allowed to terminate the Lease in accordance with specific requirements of laws;

(5) The Lessee fails to pay the rent and property management fees as scheduled in the Lease;

(6) The Lessee change structures of the property without written consent of the Lessor;

(7) The main structure of the property is seriously damaged due to the Lessee; and

(8) If there are other factors attributed to the Lessee, the Lessor is allowed to take back the property in accordance with specific requirements of laws.

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Article 14 Matters after Expiration of Term of Lease

14.1 After the expiration of term of lease, the Lessee shall return the property to the Lessor and the property shall keep clean and tidy and be in a standard good conditions for lease.

14.2 The ownership of decorations, equipment and other appendages and attachments invested by the Lessee during term of lease in the property or for the office function of the property shall belong to the Lessee. After the expiration of term of lease, the Lessee may dismantle and dispose them freely, but the Lessor has a priority right to purchase them.

Article 15 Confidential matters

15.1 Both Parties shall be responsible for confidence of contents in the Lease at any time, and either Party shall be not allowed to disclose the contents in the Lease without written consent of the other Party, except for requirements of supply by legal counsels, financial consultants employed by both Parties or by laws, regulations, ordinances, rules, exchanges for IPO as well as IPO rules, court orders, etc.

Article 16 Settlement of Dispute

16.1 Any dispute caused by performing the Lease shall be settled through negotiations between both Parties; if negotiations fails to work, either Party may initial legal proceedings with the people’s court with jurisdiction where the property is located in.

Article 17 Copies

17.1 The Lease is made in four copies, and each Party keeps two copies.

(The remainder of this page is intentionally left blank. The following page is signature page.)

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(This page is only for signature of Lease)

Lessor:	/s/ Wang Xiaohai
Wang Xiaohai

Lessee: Reed (Xinxiang) Road Incorporation Ltd.

(seal)

Legal representative or entrusted agent: /s/ Jinye Zhao

(signature)

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